UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On February 10, 2016, Endurance International Group Holdings, Inc. (the “Company”) announced a restructuring plan in connection with its acquisition of Constant Contact, Inc. The plan, which is expected to consist primarily of workforce reduction and facilities consolidation, is intended to integrate and streamline operations across the combined companies.

These actions are expected to require a restructuring charge estimated at approximately $18 million to $22 million. A significant majority of the charge is expected to occur in the first quarter of fiscal year 2016, with the remainder expected to occur by the end of the third quarter of fiscal year 2016. The charge is expected to consist of approximately $10 million in severance and related benefits, plus $8 million to $12 million in facility exit costs. The severance and related benefits and facility exit costs are cash costs, of which we estimate approximately $14 million to $15 million will be paid during fiscal year 2016, with the balance to be paid over the term of certain leases through fiscal year 2022. The Company may take additional non-cash charges for impairment of certain facility-related fixed assets; however, the amount of any such charges has not been determined.

The above estimated costs and charges are preliminary and may vary materially based on various factors, including timing in execution of the restructuring plan and changes in management’s assumptions and projections.

Certain statements in this Current Report on Form 8-K, including statements regarding the scope of the restructuring plan and the size and nature of the associated restructuring charge, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this Form 8-K that are not historical facts, and statements identified by words such as “plan,” “expected,” “intended,” “estimated,” “may,” “will,” “preliminary,” and variations of such words or words of similar meaning. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those risk factors discussed in the Company’s Form 10-Q filed on November 6, 2015, Form 8-K/A filed on January 21, 2016 and any subsequently filed Form 10-K, Form 10-Q, Form 8-K or amendments thereto. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not assume any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: February 17, 2016	/s/ Marc Montagner
(Signature)
	Name: Title:	Marc Montagner Chief Financial Officer